UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated Credit Agreement

On September 30, 2013, Lexington Realty Trust, which we refer to as the Trust, entered into the First Amendment to the Second Amended and Restated Credit Agreement, which we refer to as the Credit Agreement Amendment, among the Trust, Lepercq Corporate Income Fund L.P., or LCIF, and Lepercq Corporate Income Fund II L.P., or LCIF II, each of the lenders a party thereto, and KeyBank National Association, or KeyBank, as administrative agent. The Credit Agreement Amendment (1) releases all of the guarantees under the Second Amended and Restated Credit Agreement provided by certain subsidiaries of the Trust and (2) requires that future subsidiaries that incur or guaranty recourse indebtedness guaranty the obligations of the Trust, LCIF and LCIF II under the Second Amended and Restated Credit Agreement. LCIF and LCIF II continue to be obligors under the Second Amended and Restated Credit Agreement. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report.

Amendment to Term Loan Agreement

On September 30, 2013, the Trust entered into the First Amendment to the Amended and Restated Term Loan Agreement, which we refer to as the Term Loan Agreement Amendment, among the Trust, LCIF and LCIF II, each of the lenders a party thereto, and Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent. The Term Loan Agreement Amendment (1) releases all of the guarantees under the Amended and Restated Term Loan provided by certain subsidiaries of the Trust and (2) requires that future subsidiaries that incur or guaranty recourse indebtedness guaranty the obligations of the Trust, LCIF and LCIF II under the Amended and Restated Term Loan Agreement. LCIF and LCIF II continue to be obligors under the Amended and Restated Term Loan Agreement. The foregoing description of the Term Loan Agreement Amendment is qualified in its entirety by reference to the Term Loan Agreement Amendment attached as Exhibit 10.2 to this Current Report.

Tenth Supplemental Indenture

On September 30, 2013, the Trust entered into a Tenth Supplemental Indenture, among the Trust, LCIF, LCIF II, and U.S. Bank National Association, or U.S. Bank, as trustee, which supplements the Indenture dated as of January 29, 2007, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, the Second Supplemental Indenture, dated as of March 9, 2007, the Third Supplemental Indenture, dated as of June 19, 2007, the Fourth Supplemental Indenture, dated as of December 31, 2008, the Fifth Supplemental Indenture, dated as of June 9, 2009, the Sixth Supplemental Indenture, dated as of January 26, 2010, the Seventh Supplement Indenture, dated as of September 28, 2012, the Eighth Supplemental Indenture, dated as of February 13, 2013, and the Ninth Supplemental Indenture, dated as of May 6, 2013, which we collectively refer to as the 2007 Indenture.

The Tenth Supplemental Indenture provides for the removal of all subsidiary guarantors under the 2007 Indenture, with the exception of LCIF and LCIF II. The Indenture governs the terms of the Trust's 6.00% Convertible Guaranteed Notes due 2030. The foregoing description of the Tenth Supplemental Indenture is qualified in its entirety by reference to the Tenth Supplemental Indenture attached as Exhibit 4.1 to this Current Report.

First Supplemental Indenture

On September 30, 2013, the Trust entered into a First Supplemental Indenture, among the Trust, LCIF, LCIF II, and U.S. Bank, as trustee, which supplements the Indenture dated as of June 10, 2013, which we refer to as the 2013 Indenture.

The First Supplemental Indenture provides for the removal of all subsidiary guarantors under the 2013 Indenture, with the exception of LCIF and LCIF II. The Indenture governs the terms of the Trust's 4.25% Senior Notes due 2023. The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the First Supplemental Indenture attached as Exhibit 4.2 to this Current Report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1	Tenth Supplemental Indenture, dated as of September 30, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank, as trustee.

4.2	First Supplemental Indenture, dated as of September 30, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank, as trustee.

10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions a signatory thereto together with their assignees.

10.2
First Amendment to Amended and Restated Term Loan Agreement, dated as of September 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions a signatory thereto together with their assignees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 3, 2013	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

4.1	Tenth Supplemental Indenture, dated as of September 30, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of September 30, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank National Association, as trustee.

10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions a signatory thereto together with their assignees.

10.2
First Amendment to Amended and Restated Term Loan Agreement, dated as of September 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions a signatory thereto together with their assignees.

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